As filed with the Securities and Exchange Commission on August 9, 2005.
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CULLEN/FROST BANKERS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)		74-1751768 (I.R.S. employer identification number)

100 W. Houston Street San Antonio, Texas (Address of principal executive offices)		78205 (ZIP code)

2005 Omnibus Incentive Plan
(Full title of the plan)

Phillip D. Green Group Executive Vice President and Chief Financial Officer Cullen/Frost Bankers, Inc. 100 W. Houston Street San Antonio, Texas 78205
(Name and address of agent for service)

(210) 220-4011
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.01 par value (3)	4,000,000	$49.25	$197,000,000	$23,186.90

(1)

This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2005 Omnibus Incentive Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with this offering under Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low selling prices per share of the Registrant's Common Stock on August 8, 2005, as reported on the New York Stock Exchange, Inc.

(3)		Includes rights to purchase Junior Participating Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

  The information required to be set forth in this Item has been omitted from this Registration Statement pursuant to the instructions and provisions of Form S-8. Such information will be sent or given to employees in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended.

Item 2. Registrant Information and Employee Plan Annual Information.

  The information required to be set forth in this Item has been omitted from this Registration Statement pursuant to the instructions and provisions of Form S-8. Such information will be sent or given to employees in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents have been filed by Cullen/Frost with the SEC and are incorporated herein by reference:

(a)	Cullen/Frost's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on February 4, 2005;

(b)	Cullen/Frost's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, filed with the SEC on April 27, 2005 and July 27, 2005, respectively;

(c)	Cullen/Frost's Current Reports on Form 8-K, filed with the SEC on January 26, 2005, April 27, 2005, May 18, 2005 and July 27, 2005;

(d)	all other reports filed with the SEC by Cullen/Frost pursuant to Section 13(a) or 15(d) of Exchange Act, since the end of the fiscal year covered by the Registrant's report referred to in (a) above;

(e)

the description of Cullen/Frost's Common Stock included in Cullen/Frost's Registration Statement on Form 8-A12B (SEC File No. 001-13221), filed with the SEC on July 30, 1997 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended by Form 8-A12B/A filed with the SEC on August 31, 1998, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to Cullen/Frost's outstanding Common Stock; and,

(f)

the description of Cullen/Frost's Stock Purchase Rights and Junior Participating Preferred Stock included in Cullen/Frost's Registration Statement on Form 8-A12B (SEC File No. 001-13221), filed with the SEC on February 1, 1999 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to Cullen/Frost's Stock Purchase Rights and Junior Participating Preferred Stock.

   All documents filed by Cullen/Frost pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the filing date of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

(a)	Article 2.02-1 of the Texas Business Corporation Act permits a Texas corporation to indemnify its directors and officers against liability for their acts under certain circumstances.

(b)

Article Eleven of Cullen/Frost's Restated Articles of Incorporation provides that to the fullest extent not prohibited by law, a director of Cullen/Frost shall not be liable to Cullen/Frost or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for: (1) a breach of the director's duty of loyalty to the corporation or its shareholders; (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (4) an act or omission for which the liability of the director is expressly provided for by statute; or (5) an act related to an unlawful stock repurchase or payment of a dividend.

(c)

Article V of Cullen/Frost's Bylaws provides that Cullen/Frost shall indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Cullen/Frost or is or was serving at the request of Cullen/Frost as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Reasonable expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by Cullen/Frost in advance of the final disposition of such action, suit or proceeding upon receipt of (1) a written affirmation by the director, officer, employee or agent who may be entitled to such indemnification of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under the applicable statute and (2) a written undertaking by or on behalf of the director, officer, employee or agent who may be entitled to such indemnification to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Cullen/Frost. Cullen/Frost's obligation to indemnify and to prepay expenses shall arise, and all rights granted to directors, officers, employees or agents shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed.

(d)

Cullen/Frost maintains director and officer liability insurance coverage for its directors and officers and those of its subsidiaries. This coverage insures such persons against certain losses that may be incurred by them in their respective capacities as directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit

4.1	Restated Articles of Incorporation of Cullen/Frost.
4.2	Bylaws of Cullen/Frost.
4.3	Shareholder Protection Rights Agreement dated as of January 26, 1999, between Cullen/Frost and The Frost National Bank, as Rights Agent.
4.4	2005 Omnibus Incentive Plan
5	Opinion and Consent of Baker Botts L.L.P.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Baker Botts L.L.P. (contained in the opinion of Baker Botts L.L.P. filed as Exhibit 5 hereto).
24.1	Power of Attorney.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that its meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on August 9, 2005.

CULLEN/FROST BANKERS, INC.

(Registrant)

	By:	/s/ PHILLIP D. GREEN

Phillip D. Green Group Executive Vice President and Chief Financial Officer (Signature and Title)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ T.C. FROST*	Senior Chairman of the Board and Director	August 9, 2005

T.C. Frost

/s/ RICHARD W. EVANS, JR.*	Chairman of the Board and Director	August 9, 2005

Richard W. Evans, Jr.	(Principal Executive Officer)

/s/ PHILLIP D. GREEN	Group Executive Vice President and Chief	August 9, 2005

Phillip D. Green	Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ R. DENNY ALEXANDER*	Director	August 9, 2005

R. Denny Alexander

/s/ CARLOS ALVAREZ*	Director	August 9, 2005

Carlos Alvarez

/s/ ISAAC ARNOLD, JR.*	Director	August 9, 2005

Isaac Arnold, Jr.

/s/ ROYCE S. CALDWELL*	Director	August 9, 2005

Royce S. Caldwell

/s/ HARRY H. CULLEN*	Director	August 9, 2005

Harry H. Cullen

/s/ RUBEN M. ESCOBEDO*	Director	August 9, 2005

Ruben M. Escobedo

/s/ PATRICK B. FROST*	Director and President of	August 9, 2005

Patrick B. Frost	The Frost National Bank

/s/ PRESTON M. GEREN III*	Director	August 9, 2005

Preston M. Geren III

Signature	Title	Date

/s/ JAMES L. HAYNE*	Director	August 9, 2005

James L. Hayne

/s/ KAREN E. JENNINGS*	Director	August 9, 2005

Karen E. Jennings

/s/ RICHARD M. KLEBERG, III*	Director	August 9, 2005

Richard M. Kleberg, III

/s/ ROBERT S. McCLANE*	Director	August 9, 2005

Robert S. McClane

/s/ IDA CLEMENT STEEN*	Director	August 9, 2005

Ida Clement Steen

/s/ HORACE WILKINS, JR*	Director	August 9, 2005

Horace Wilkins, Jr.

/s/ MARY BETH WILLIAMSON*	Director	August 9, 2005

Mary Beth Williamson

*By: /s/ PHILLIP D. GREEN	Group Executive Vice President	August 9, 2005

Phillip D. Green As attorney-in-fact for the persons indicated	and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1*

Restated Articles of Incorporation of Cullen Frost Bankers, Inc. (filed as Exhibit 3.1 to Cullen/Frost's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 28, 2001, Commission File No. 0-7275).

4.2*

Amended Bylaws of Cullen/Frost Bankers, Inc. (filed as Exhibit 3.2 to Cullen/Frost's Annual Report on Form 10-K/A for the year ended December 31, 1995, filed with the SEC on April 29, 1996, Commission File No. 0-7275).

4.3*

Shareholder Protection Rights Agreement, dated as of January 26, 1999, between Cullen/Frost Bankers, Inc. and The Frost National Bank, as Rights Agent (filed as Exhibit 1 to Cullen/Frost's Registration Statement on Form 8-A, filed with the SEC on February 1, 1999, Commission File No. 0-7275).

4.4	2005 Omnibus Incentive Plan

5	Opinion and Consent of Baker Botts L.L.P.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Baker Botts L.L.P. (contained in the opinion of Baker Botts L.L.P. filed as Exhibit 5 hereto).

24.1	Power of Attorney

*	Incorporated herein by reference to the indicated filing.